EXELON CORPORATION DESCRIPTION OF SECURITIES As of December 31, 2025, the common stock of Exelon Corporation (“Exelon” or the “Company”) is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The summary of general terms and provisions of the Company’s common stock set forth below does not purport to be complete and is subject to and qualified by reference to the Company’s Articles of Incorporation (as amended, the “Articles”) and Bylaws (as amended, the “Bylaws,” and together with the Articles, the “Charter Documents”), each of which is incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission of which this Exhibit is a part. For additional information, please read the Company’s Charter Documents and the applicable provisions of the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “PBCL”). Description of Capital Stock Authorized Capital Stock. The Company is authorized under the Articles to issue 2,100,000,000 shares, divided into 2,000,000,000 shares of common stock, without par value, and 100,000,000 shares of preferred stock, without par value. As of December 31, 2025, the Company had 1,022,568,150 shares of common stock outstanding, and zero shares of preferred stock outstanding. The outstanding shares of the Company’s common stock are fully paid and nonassessable. Voting Rights. Except as otherwise provided in the Charter Documents or by law, the holders of common stock have the exclusive voting power, and every holder of common stock is entitled to one vote for every share of common stock standing in the name of the shareholder on the Company’s books. Except as otherwise provided in the PBCL or the Charter Documents, whenever any corporate action is to be taken by vote of the shareholders of the Company, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon. The shareholders of the Company may act only at a duly organized meeting. The Board of Directors of the Company shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, limitations, and special rights of any class or any series of any class of preferred stock that may be desired to the extent not determined by the Charter Documents. Dividend Rights. Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefore, subject to any preferential dividend rights of outstanding preferred stock. Liquidation Rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Company’s common stock are entitled to share ratably in all assets remaining after the payment of all of the Company’s liabilities and subject to the liquidation preferences of any outstanding preferred stock. Other Rights and Preferences. The Company’s common stock does not carry preemptive rights, is not redeemable, does not have any conversion rights, is not subject to further calls and is not subject to any sinking fund provisions. The rights and preferences of holders of the Company’s common stock are subject to the rights of any series of preferred stock that the Company may issue.

2 Listing. The Company’s common stock is listed on The Nasdaq Stock Market LLC under the trading symbol “EXC”. Certain Anti-Takeover Provisions Potential Issuances of the Company’s Preferred Stock. Although the Company does not currently have any shares of preferred stock outstanding, it is authorized under the Articles to issue 100,000,000 shares of preferred stock, and the rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that the Company may designate and issue in the future. The Articles also authorize the Company’s Board of Directors to establish, from the authorized but unissued shares, one or more series of the shares of preferred stock and to determine, with respect to any such series of the Company’s preferred shares, the terms and rights of such series, including, for example, the designation, the number of shares, the dividend rate of the shares, the right, if any, of the Company to redeem shares, the voting power, if any, the obligation, if any, of the Company to retire shares, the terms and conditions, if any, upon which shares shall be convertible into or exchangeable for shares of stock of any other class or classes, and any other rights, preferences or limitations of the shares of such series. The authorized shares of the Company, including shares of preferred stock and common stock, will be available for issuance without further action by the Company’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded. Provisions for Shareholder Nominations and Shareholder Proposals at Annual Meeting. The Company’s Bylaws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual meetings of the Company’s shareholders (the “Shareholder Notice Procedure”). The Shareholder Notice Procedure requires that written notice of nominations or proposals for substantive business must be received by the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the prior year’s annual meeting of shareholders; provided, that nothing in the Bylaws affects any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. A shareholder who wishes to recommend a candidate (including a self-nomination) to be considered by the Corporate Governance Committee of the Board for nomination as a Director must submit the recommendation in writing to the Chair of the Corporate Governance Committee as set forth in the Bylaws. The Corporate Governance Committee will consider all recommended candidates and self- nominees when making its recommendation to the full Board of Directors to nominate a slate of Directors for election. A shareholder may also use one of two alternative provisions of the Bylaws to nominate a candidate for election as a Director. Under one provision of the Bylaws currently in effect, a shareholder must comply with the Shareholder Notice Procedure and the notice must include information set forth in the Bylaws. Under this procedure, any shareholder can nominate any number of candidates for Director for election at the annual meeting, but the shareholder’s nominees will not be included in Exelon’s proxy statement or form of proxy for the meeting.

3 In addition, a shareholder who meets criteria in the Exelon bylaws may also nominate a limited number of candidates for election as Directors through provisions commonly referred to as “proxy access.” Subject to the requirements set forth in the Bylaws, any shareholder or group of up to 20 shareholders holding both investment and voting rights with respect to at least 3% of Exelon’s outstanding common stock continuously for at least 3 years may nominate up to 20% of the Exelon Directors to be elected. The nominating shareholder(s) must comply with the Shareholder Notice Procedure and the notice must include information required under the Bylaws. Under this procedure, the shareholder’s nominees will be included in the Exelon proxy statement and the form of proxy for the meeting. Provisions relating to the Election of the Company’s Board of Directors. Under the Articles, shareholders are entitled to only one vote for each share held in all elections for directors. Directors are elected by a plurality of votes cast. In addition, each director must meet the suitability requirements set forth in the Bylaws. Removal of Company Directors. Under the Bylaws, the entire Board of Directors or any individual Director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the Board or any one or more Directors are so removed, new Directors may be elected at the same meeting. Director Vacancies. Under the Bylaws, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a Director to serve until the next annual meeting of shareholders, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. Amendment to Articles. Any amendment to the articles requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote, except for amendments on matters specified in Section 1914(c) of the PBCL that do not require shareholder approval. Amendment to Bylaws. Except as otherwise provided for in the express terms of any series of shares of the Company’s stock, any one or more provisions of the Bylaws may be altered or repealed by the Board of Directors. The shareholders or the Board of Directors may adopt new bylaws, except that the Board of Directors may not adopt, alter or repeal bylaws that the PBCL specifies may be adopted only by shareholders, and the Board of Directors may not alter or repeal any bylaw adopted by the shareholders that presumes that such bylaw shall not be altered or repealed by the Board of Directors. Special Meeting of Company Shareholders. The Charter Documents provide that special meetings of Company shareholders will be held whenever called by the corporate secretary, upon the written request of shareholders collectively owning at least 25% of all of the Company’s outstanding shares of common stock. Any such request must include certain required information as set forth in the Bylaws. Shareholders Action by Written Consent. The Charter Documents do not contain a provision permitting action by written consent of the shareholders.

4 Pennsylvania Anti-Takeover Statutes. Under Section 1715 of the PBCL, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the Board of Directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction. Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. The Company has not opted-out of any of such statutes. Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the corporation. Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or to a one-step merger. Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation's voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination or approves the interested shareholder's acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder. Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquirer, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%,

5 (b) 331/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement. Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such 18-month period or within 24 months before such period. A controlling person or group is a person or group that has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate. Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control share approval. Severance equals the weekly compensation of the employee multiplied by the employee's years of service (up to 26 years), less payments made due to the termination. Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control share approval.